VOTING PROXIES ON FUND PORTFOLIO SECURITIES.

A special meeting of Shareholders of SunAmerica Focused Portfolios was held on January 30, 2004. The Portfolio voted in favor of adopting the following proposal.

1. To elect as Directors/Trustees the following nominees:

Jeffrey S. Burum
Votes in favor . . . . . . . . . . . . . . . . . . . . . 262,195,553
Votes withheld . . . . . . . . . . . . . . . . . . . . . . 2,892,701

Dr. Judith L. Craven
Votes in favor . . . . . . . . . . . . . . . . . . . . . 262,243,920
Votes withheld . . . . . . . . . . . . . . . . . . . . . . 2,844,335

William F. Devin
Votes in favor . . . . . . . . . . . . . . . . . . . . . 262,270,037
Votes withheld . . . . . . . . . . . . . . . . . . . . . . 2,818,218

Samuel M. Eisenstat
Votes in favor . . . . . . . . . . . . . . . . . . . . . 262,301,021
Votes withheld . . . . . . . . . . . . . . . . . . . . . . 2,787,234

Stephen J. Gutman
Votes in favor . . . . . . . . . . . . . . . . . . . . . 262,307,736
Votes withheld . . . . . . . . . . . . . . . . . . . . . . 2,780,519

Peter A. Harbeck
Votes in favor . . . . . . . . . . . . . . . . . . . . . 262,235,863
Votes withheld . . . . . . . . . . . . . . . . . . . . . . 2,852,392

William J. Shea*
Votes in favor . . . . . . . . . . . . . . . . . . . . . 262,216,703
Votes withheld . . . . . . . . . . . . . . . . . . . . . . 2,871,552

A special meeting of Shareholders of SunAmerica Focused Portfolios was held on February 13, 2004. The Portfolio voted in favor of adopting the following proposals.

2(a) To approve an amendment to the Portfolio's Articles of Incorporation with respect to its "redemption in kind" provisions.

Votes in favor of the proposal . . . . . . . . . . . . . 165,462,411
Votes Against the proposal . . . . . . . . . . . . . . . . 3,695,201
Votes Abstained . . . . . . . . .. . . . . . . . . . . . . 4,455,294
Broker Non-votes . . . . . . . .  . . . . . . . . . . . . 97,456,180

2(b) To approve an amendment to the Portfolio's Articles of Incorporation with respect to its "winding up" provisions.

Votes in favor of the proposal . . . . . . . . . . . . . 165,879,073
Votes Against the proposal . . . . . . . . . . . . . . . . 3,118,486
Votes Abstained  . . . . . . . . . . . . . . . . . . . . . 4,615,347
Broker Non-votes . . . . . . . . .  . . . . . . . . . . . 97,456,180

3. To approve the Agreement and Plan of Reorganization, pursuant to which the Focused Dividend Strategy Portfolio of SunAmerica Equity Funds will be reorganized into newly created Focused Dividend
   Strategy Portfolio of SunAmercia Focused Series, Inc.

Votes in favor of the proposal . . . . . . . . . . . . . . 6,109,675
Votes Against the proposal . . . . . . . . . . . . . . . . . 129,678
Votes Abstained  . . . . . . . . . . . . . . . . . . . . . . 137,598
Broker Non-votes . . . . . . . . . . . . . . . . . . . . . 2,259,219

* William Shea never assumed his position on the Board of Directors.